                  SUBSIDIARIES OF TRANSOCEAN SEDCO FOREX INC.
                  -------------------------------------------

Name*                                                           Jurisdiction
-----                                                           ------------
Transocean Holdings Inc                                         Delaware
Transocean Offshore Deepwater Drilling Inc.                     Delaware
Transocean Offshore International Ventures Limited              Cayman Islands
Triton Drilling Limited                                         Cayman Islands
Transocean Offshore Limited                                     Cayman Islands
Transocean Offshore International Limited                       Cayman Islands
Transocean Offshore (North Sea) Limited                         Cayman Islands
Transocean Offshore Services Ltd.                               Cayman Islands
Transocean Offshore Europe Limited                              Cayman Islands
Transocean International Drilling Limited                       Cayman Islands
Transocean Offshore (Cayman) Inc.                               Cayman Islands
Transocean Alaskan Ventures Inc.                                Delaware
Transocean-Nabors Drilling Technology LLC (50%)                 Delaware
Transocean Drilling Services Inc.                               Delaware
Transocean Enterprise Inc.                                      Delaware
Transocean Offshore D.V. Inc                                    Delaware
DeepVision L.L.C. (50%)                                         Delaware
Transocean Offshore Norway Inc.                                 Delaware
Transocean Offshore USA Inc.                                    Delaware
Transocean Offshore Ventures Inc.                               Delaware
Transocean Offshore (U.K.) Inc.                                 Delaware
Transocean Offshore Caribbean Sea, L.L.C.                       Delaware
Sonat Offshore S.A.                                             Panama
Asie Sonat Offshore Sdn. Bhd.                                   Malaysia
Sonat Brasocean Servicos de Perfuracoes Ltda.                   Brazil
Sonat Offshore do Brasil Perfuracoes Maritimos Ltda.            Brazil
Transocean Brasil Ltda.                                         Brazil
Transocean Investimentos Ltda.                                  Brazil
Transocean Offshore Nigeria Ltd.                                Nigeria
Transhav AS                                                     Norway
Transocean Services AS                                          Norway
Transocean AS                                                   Norway
Transocean 4 AS                                                 Norway
Transocean Offshore Holdings ApS                                Denmark
Target Drilling Services Ltd.                                   U.K.
Transocean UK Limited                                           U.K.
Transocean Services UK Ltd.                                     U.K.
Transocean I AS                                                 Norway
Transocean Drilling (U.S.A.) Inc.                               Texas
Transocean Drilling Netherlands Ltd.                            Bahamas
Transocean Drilling (Nigeria) Ltd.                              Nigeria
SDS Offshore Ltd.                                               U.K.
Transocean Drilling Ltd.                                        U.K.
Transocean Sino Ltd.                                            U.K.


                                                                           pg. 1

Wilrig Offshore (UK) Ltd.                                       U.K.
Wilrig Drilling (Canada) Inc.                                   Canada
Transocean (Bahamas) Inc.                                       Bahamas
Transocean Drilling GmbH                                        Germany
Sedco Forex Holdings Limited                                    British Virgin Islands
Sedco Forex International, Inc.                                 Panama
Cariba Ships Corporation N.V.                                   Netherlands Antilles
Caspian Sea Ventures International Ltd. (75%)                   British Virgin Islands
Hellerup Finance International Ltd.                             Ireland
International Chandlers, Inc.                                   Texas
Overseas Drilling Ltd. (50%)                                    Liberia
Sedco Forex Canada Ltd.                                         Alberta
Sedco Forex Corporation                                         Delaware
Transocean Sedco-Forex Brazil Ltda.                             Brazil
Sedco Forex International Drilling, Inc.                        Panama
PT Hitek Nusantara Offshore Drilling (80%)                      Indonesia
Sedco Forex International Resources, Limited                    British Virgin Islands
Sedco Forex International Services, S.A.                        Panama
Sedco Forex of Nigeria Limited (60%)                            Nigeria
Sedco Forex Offshore International N.V. (Limited)               Netherlands Antilles
Sedco Forex Shorebase Support Limited                           U.K.
Sedco Forex Technical Services, Inc.                            Panama
Sedco Forex Technology, Inc.                                    Panama
Services Petroliers Sedco Forex                                 France
Triton Holdings Limited                                         British Virgin Islands
Sefora Maritime Ltd.                                            British Virgin Islands
Triton Industries, Inc.                                         Panama
Sedneth Panama S.A.                                             Panama
Transocean Sedco Forex Ventures Limited                         Cayman Islands
Transocean Support Services Limited                             Cayman Islands
R&B Falcon Corporation                                          Delaware
Cliffs Drilling Company                                         Delaware
R&B Falcon Holdings, Inc                                        Delaware
R&B Falcon Drilling (International & Deepwater) Inc.            Delaware
R&B Falcon Deepwater Development Inc.                           Nevada
R&B Falcon Subsea Development Inc.                              Nevada
RBF Production Co.                                              Delaware
RBFUS-1, Inc.                                                   Delaware
RBFUS-2, Inc.                                                   Delaware
Cliffs Oil and Gas Company                                      Delaware
Cliffs Drilling International, Inc.                             Delaware
Transocean Offshore Mexico, Inc.                                Delaware
Cliffs Drilling de Venezuela, S.A.                              Venezuela
Cliffs Drilling (Barbados) Holdings SRL                         Barbados


                                                                           pg. 2

Cliffs Drilling Trinidad L.L.C.                                 Delaware
Cliffs Drilling do Brasil Servicos de Petroleo S/C Ltda. (90%)  Brazil
Cliffs Central Drilling International (50%)                     Mexico
Cliffs Drilling de Mexico, S.A. de C.V.                         Mexico
Cliffs Drilling (Barbados) SRL                                  Barbados
Cliffs Drilling Trinidad Offshore Limited                       Trinidad
Falcon Atlantic Ltd.                                            Cayman Islands
Perforaciones Falrig De Venezuela C.A.                          Venezuela
Raptor Exploration Company, Inc.                                Delaware
R&B Falcon Drilling USA, Inc.                                   Delaware
Arcade Drilling AS                                              Norway
R&B Falcon Drilling Co.                                         Oklahoma
RBF Holding Corporation                                         Delaware
R&B Falcon Management Services, Inc.                            Delaware
Reading & Bates Coal Co.                                        Nevada
Reading & Bates Development Co.                                 Delaware
Reading & Bates Petroleum Co.                                   Texas
Onshore Services, Inc.                                          Texas
R&B Falcon Borneo Drilling Co., Ltd.                            Oklahoma
R&B Falcon Deepwater (UK) Limited                               England
R&B Falcon Drilling Limited                                     Oklahoma
R&B Falcon Exploration Co.                                      Oklahoma
R&B Falcon Enterprises Co.                                      Texas
R&B Falcon, Inc.                                                Oklahoma
R&B Falcon International Energy Services B.V.                   Netherlands
R&B Falcon (Ireland) Limited                                    Ireland
R&B Falcon Offshore, Limited                                    Oklahoma
R&B Falcon (U.K.) Limited                                       England
RBF Deepwater Exploration Inc.                                  Nevada
RBF Deepwater Exploration II Inc.                               Nevada
RBF Deepwater Exploration III Inc.                              Nevada
RBF Drilling Co.                                                Oklahoma
RBF Drilling Services, Inc.                                     Oklahoma
RBF Exploration Co.                                             Nevada
RBF Exploration II Inc.                                         Nevada
RBF Offshore, Inc.                                              Nevada
RBF Rig Corporation                                             Oklahoma
Rig Logistics, Inc.                                             Nevada
Reading & Bates-Demaga Perfuracoes Ltda.                        Brazil
PT RBF Offshore Drilling                                        Indonesia
RB Gabon Inc.                                                   Oklahoma
RB International Ltd.                                           Cayman Islands
RB Mediterranean Ltd.                                           Cayman Islands
Mediterranean Development Ltd.                                  Cayman Islands
Total Offshore Production Systems                               Texas
Appalachian Permit Co.                                          Kentucky
Bismarck Coal Inc.                                              Kentucky
Caymen Coal Inc.                                                West Virginia
Deepwater Drilling L.L.C. (50%)                                 Delaware
Deepwater Drilling II L.L.C. (60%)                              Delaware
RBF Servicos Angola, Limitada                                   Angola
NRB Drilling Services Limited (60%)                             Nigeria
RBF (Nigeria) Limited                                           Nigeria
RBF Subsidiary Corporation                                      Delaware


                                                                           pg. 3

Shore Services, Inc.                                            Texas
R&B Falcon (A) Pty Ltd                                          Australia
R&B Falcon Canada Co.                                           Canada
R&B Falcon B.V.                                                 Netherlands
R&B Falcon (Caledonia) Limited                                  England
Certicoals, Incorporated                                        West Virginia
RB Anton Ltd.                                                   Cayman Islands
RB Astrid Ltd.                                                  Cayman Islands
RB Vietnam Ltd.                                                 Cayman Islands
R&B Falcon Drilling do Brasil, Ltda.                            Brazil
Transocean Deepwater Pathfinder Limited                         Cayman Islands
Transocean Deepwater Frontier Limited                           Cayman Islands
RBF Finance Co.                                                 Delaware
R&B Falcon (S.E.A.) Pte. Ltd.                                   Singapore
TOPS Gyrfalcon L.L.C. (75%)                                     Delaware

*SUBSIDIARIES (50% OR GREATER OWNERSHIP) ARE OWNED 100% UNLESS OTHERWISE
INDICATED


                                                                           pg. 4
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